Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Emmis Communications Corporation 2010 Equity Compensation Plan of our report dated May 6, 2010, with respect to the consolidated financial statements of Emmis Communications Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended February 28, 2010, filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
December 28, 2010